REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors
  of the MH Elite Portfolio of Funds, Inc.


	In planning and performing our audit of the financial statements of the MH Elite Portfolio of Funds, Inc. - MH Elite Small Cap Fund of Funds, MH Elite Fund of Funds and MH Elite Select Portfolio of Funds (the 'Funds'), as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

	The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

	Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures many deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, suchthat there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.


	Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be materialweaknesses under standards established by the Public Company Accounting OversightBoard (United States). However, we noted no deficiencies in the MH Elite Portfolio of Funds, Inc. - MH Elite Small Cap Fund of Funds,
MH Elite Fund of Funds and MH Elite Select Portfolio of Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2009.

	This report is intended solely for the information and use of management, the Board of Directors of MH Elite Portfolio of Funds, Inc.
- MH Elite Small Cap Fund of Funds, MH Elite Fund of Funds and MH Elite Select Portfolio of Funds the and the Securities and Exchange Commission and is not intended to be and shouldnot be used by anyone other than these specified parties.

Abington Pennsylvania                                /s/ Sanville & Company
March, 2010